                                                                    Exhibit 12.2


                                  WPP GROUP PLC
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


        The following tables, presented in accordance with generally accepted accounting principles of both the U.K. and the U.S., show the ratios of earnings to fixed charges of WPP and for the combined company on a pro forma basis for the periods indicated. The ratio of earnings to fixed charges has been computed by dividing total earnings by total fixed charges. Fixed charges consist of interest and one-third of rental expense as representative of the interest portion of rentals.


                                       WPP
                                    U.K. GAAP


                                                                 YEARS ENDED AND AT DECEMBER 31,
                                                     -------------------------------------------------------
                                                      1999        1998        1997        1996         1995
                                                    (IN (POUND) MILLIONS, EXCEPT RATIO INFORMATION)
EARNINGS
Operating profit                                      290.8       245.2       205.5       182.4       149.5
   (less associate income)                            (27.3)      (16.1)      (10.6)      (12.3)      (14.5)
Operating profit                                      263.5       229.1       194.9       170.1       135.0
   plus dividends and receipts from associates          4.3         3.4         2.8         5.1         5.0
Interest expense                                       33.8        30.0        26.4        29.7        36.3
Interest component of rental expense                   27.7        24.2        24.0        25.3        26.7

                                                     -------------------------------------------------------
TOTAL EARNINGS                                        329.3       286.7       248.1       230.2       203.0
                                                     -------------------------------------------------------

FIXED CHARGES
Interest expense                                       33.8        30.0        26.4        29.7        36.3
Interest component of rental expense                   27.7        24.2        24.0        25.3        26.7
Amortization of bond costs                               --          --          --          --         0.0

                                                     -------------------------------------------------------
TOTAL FIXED CHARGES                                    61.50       54.17       50.37       54.97       63.00
                                                     -------------------------------------------------------

Ratio of earnings to fixed charges                      5.35x       5.29x       4.93x       4.19x       3.22x

                                       WPP
                                    U.S. GAAP


                                                                  YEARS ENDED AND AT DECEMBER 31,
                                                    --------------------------------------------------------
                                                      1999        1998        1997        1996        1995
                                                        (IN (POUND) MILLIONS, EXCEPT RATIO INFORMATION)
EARNINGS
Operating profit                                      290.8       245.2       205.5       182.4       149.5
   (less associate income)                            (27.3)      (16.1)      (10.6)      (12.3)      (14.5)
Operating profit                                      163.0       188.3       159.1       129.8        92.0
   plus dividends and receipts from associates          4.3         3.4         2.8         5.1         5.0
Interest expense                                       33.8        30.0        26.4        29.7        36.3
Interest component of rental expense                   27.7        24.2        24.0        25.3        26.7

                                                    --------------------------------------------------------
TOTAL EARNINGS                                        228.8       245.9       212.3       189.9       160.0
                                                    --------------------------------------------------------

FIXED CHARGES
Interest expense                                       33.8        30.0        26.4        29.7        36.3
Interest component of rental expense                   27.7        24.2        24.0        25.3        26.7
Amortization of bond costs                               --          --          --          --         0.0
Amortization of July 1992 capital
restructuring costs                                      --          --          --          --         7.3

                                                    --------------------------------------------------------
TOTAL FIXED CHARGES                                    61.50       54.17       50.37       54.97       70.30
                                                    --------------------------------------------------------

Ratio of earnings to fixed charges                      3.72x       4.54x       4.21x       3.45x       2.28x

                                    PRO FORMA
                                    U.K. GAAP


                                                     WPP          Y&R       PRO FORMA
                                                   (Pounds      (Pounds      (Pounds
                                                 in millions) in millions) in millions)
EARNINGS
Operating profit                                    290.8           --        290.8
   (less associate income)                          (27.3)          --        (27.3)
Operating profit                                    263.5        138.0        401.5
   plus dividends and receipts from                   4.3          2.29         6.6
associates
Interest expense                                     33.8         14.89        48.7
Interest component of rental expense                 27.7         17.55        45.3

                                                  ----------------------------------
TOTAL EARNINGS                                      329.3        172.7        502.0
                                                  ----------------------------------

FIXED CHARGES
Interest expense                                     33.8         14.8         48.6
Interest component of rental expense                 27.7         17.6         45.3
Amortization of bond costs                             --           --           --

                                                  ----------------------------------
TOTAL FIXED CHARGES                                  61.5         32.4         93.9
                                                  ----------------------------------

Ratio of earnings to fixed charges                    5.35x        5.33x        5.35x

                                    PRO FORMA
                                    U.S. GAAP

                                                     WPP         Y&R        PRO FORMA
                                                   (Pounds      (Pounds      (Pounds
                                                 in millions) in millions) in millions)


EARNINGS
Operating profit                                    163.0        171.9        334.9
   plus dividends and receipts from
   associates                                         4.3          2.3          6.6
Interest expense                                     33.8         14.9         48.7
Interest component of rental expense                 27.7         17.6         45.3

                                                  ----------------------------------
TOTAL EARNINGS                                      228.8        206.6        435.4
                                                  ----------------------------------

FIXED CHARGES
Interest expense                                     33.8         14.8         48.6
Interest component of rental expense                 27.7         17.6         45.3
Amortization of bond costs                             --           --           --

                                                  ----------------------------------
TOTAL FIXED CHARGES                                  61.50        32.40        93.88
                                                  ----------------------------------

Ratio of earnings to fixed charges                    3.72x        6.38x        4.64x